BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS EARNINGS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2009

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HONOLULU, HAWAII, February 11, 2010 -- Barnwell Industries, Inc., (NYSE Amex: BRN) today reported net earnings of $1,952,000 ($0.24 per share – diluted) for the three months ended December 31, 2009, as compared to $424,000 ($0.05 per share – diluted) for the three months ended December 31, 2008.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “We are pleased to report significantly improved results for our first quarter. Net earnings for the three months ended December 31, 2009 increased due to higher revenues at the Company’s land investment segment and increased operating profits on contract drilling work.  Net earnings for the three months ended December 31, 2009 also included an income tax benefit of $1,252,000 due to a change in tax law enacted in November 2009 and a $572,000, net of non-controlling interest, non-cash write-down of the carrying value of investments in residential parcels.  There was no such benefit or write-down in last year’s quarter.  The earnings increases in our land investment and contract drilling segments were partially offset by lower operating profits in our oil and natural gas segment, due to lower natural gas prices and production.

“In the quarter ended December 31, 2009, Kaupulehu Developments, Barnwell’s 77.6%-owned land development partnership, received $2,656,000 for the ninth of ten scheduled option payments relating to the development rights within Hualalai Resort at Kaupulehu in the North Kona district on the island of Hawaii and $1,160,000 in percentage of sales payments.  In the quarter ended December 31, 2008, Kaupulehu Developments received $886,000 from development right options and no percentage of sales payments.  The two homes built by the Company’s residential real estate segment at Kaupulehu are both finished with one listed for sale.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2009 and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Quarter ended December 31,
	2009	2008

Revenues	$13,165,000	$9,922,000

Net earnings attributable
to Barnwell Industries, Inc.	$1,952,000	$424,000

Net earnings per share - basic	$0.24	$0.05
Net earnings per share - diluted	$0.24	$0.05

Weighted average shares
and equivalent shares outstanding:
Basic	8,264,021	8,241,285

Diluted	8,267,075	8,380,489